SECURITIES PURCHASE AGREEMENT
UNITS

This Securities Purchase Agreement - Units (the “Agreement”), is made as of the date set forth on the signature page by and among THE JON ASHTON CORPORATION, a Texas corporation (the “Company”), and the purchaser whose name appears on the signature page (the “Purchaser”).

RECITALS

WHEREAS, the Company proposes to offer (the “Offering”) and sell an aggregate of $300,000 of units (the “Units”), each Unit offered at $1,000 and consisting of 1,000 shares of common stock, $0.001 par value (the “Common Stock”), and 9,000 shares of Series B Convertible Preferred Stock, $0.001 par value (the “Series B Preferred Stock”), the terms of the Series B Preferred Stock being as set forth in the Certificate of Designation attached to the Memorandum (the “Series B Certificate of Designation”); and

WHEREAS, the Units will be offered and sold to the Purchaser, pursuant to the terms set out in the Confidential Private Placement Memorandum dated October 19, 2005 (the “Memorandum”) without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, in reliance upon Section 4(2) thereof and/or Regulation D thereunder.

The parties hereby agree as follows:

1.   Purchase and Sale of Units.

   1.1.   Sale and Issuance of Units.

(a)  Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing, the number of Units set forth on the signature page for a purchase price of $1,000.00 per Unit (the “Purchase Price”). The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be referred to as the “Common Shares”, the shares of Series B Preferred Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Preferred Shares” and the Common Shares and Preferred Shares, collectively, shall be referred to as the “Shares”.

(b)  The Purchaser shall deliver this Agreement, fully executed, along with a completed and executed Investor Questionnaire and a check payable to “Michael W. Sanders, Esq.” in the full amount of the Purchase Price to Michael W. Sanders (the “Escrow Agent”) to be held until Closing.

1.2.   Closing; Delivery.

   (a) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at such time as the Company shall have received not less than $300,000 in subscription proceeds from the offer and sale of Units (which time is designated as the “Closing”), but not later than December 31, 2005 unless the Company, in its sole discretion, shall extend the closing to a date not later than March 31, 2006 (the “Offering Termination Date”).

   (b) At the Closing, the Company shall deliver to the Purchaser certificates representing the Shares being purchased by the Purchaser and the Escrow Agent shall deliver to the Company the Purchase Price.

(c)  In the event that the Closing has not occurred on or before the Offering Termination Date or the Offering is terminated by the Company prior to the Closing, the Escrow Agent shall promptly return to the Purchaser the full Purchase Price without interest thereon or deduction therefrom.

1.3.  Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means with respect to any person or entity (a “Person”) any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any partner, officer, director, or member of such Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Investor Rights Agreement” means the agreement between the Company and the Purchaser dated as of the date of the Closing, in the form attached to the Memorandum.

“Key Employee” means any executive-level employee (including division director and Vice President level positions) as well as any employee who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in Section 2.8).

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Transaction Agreements” means this Agreement and the Investor Rights Agreement.

2.  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that the following representations are true and complete as of the date of the Closing.

For purposes of these representations and warranties, the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following officers: Mark Trimble and John Peper.  In addition, for purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5 and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1.  Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2.  Capitalization. The authorized capital of the Company consists, immediately prior to the Closing, of:

(a)  100,000,000 shares of Common Stock, $0.001 par value, 21,000,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no treasury stock.

(b)  20,000,000 shares of Preferred Stock, $0.001 par value, of which 6,000,000 shares have been designated Series A Preferred Stock, 6,000,000 of which are issued and outstanding immediately prior to the Closing, and 2,700,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Amended and Restated Articles of Incorporation, the Series A Certificate of Designation and the Series B Certificate of Designation, each of which is an exhibit to the Memorandum, and as provided by the general corporation law of the jurisdiction of the Company’s formation.

(c)  The Company has reserved 1,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2005 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, no options to purchase shares have been granted and are currently outstanding, and 1,000,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

(d)  Except for (A) the conversion privileges of the outstanding Series A Preferred Stock and the Series B Preferred Shares to be issued under this Agreement, and (B) the rights provided in the Investor Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock.

(e)  None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

2.3.  Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

2.4.  Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Series B Preferred Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

2.5.  Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Section 2.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series B Preferred Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Series B Certificate of Designation, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Section 2.6 below, the Common Stock issuable upon conversion of the Series B Preferred Shares will be issued in compliance with all applicable federal and state securities laws.

2.6.  Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Series B Certificate of Designation, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7.  Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; or (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8.  Intellectual Property. The Company owns or possesses sufficient legal rights to (i) all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and (ii) to the Company’s knowledge, all patents and patent right, (such rights are collectively referred to herein as the “Company Intellectual Property”) as are necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted, without any known conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Each Key Employee has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determine by reference to United States patent laws.

2.9.  Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10.  Memorandum. The Memorandum did not as of its date, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.11.  Changes. Since the date of Memorandum there has not been:

(a)  any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Memorandum, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)  any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)  any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)  any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)  any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)  any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)  any resignation or termination of employment of any officer or Key Employee of the Company;

(h)  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)  any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)  any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)  any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)  receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)  to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)  any arrangement or commitment by the Company to do any of the things described in this Section 2.11.

3.    Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants to the Company that:

   3.1.   Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

   3.2.   Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

   3.3.   Disclosure of Information. The Purchaser has received the Memorandum and had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

   3.4.   Restricted Securities. The Purchaser understands that the Units have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investor Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

   3.5.   No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

   3.6.   Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

   3.7.   Investor Suitability. The Purchaser has accurately completed and delivered to the Company an Investor Questionnaire reflecting that the Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or otherwise meets the suitability standards set forth in the Memorandum.

3.8.   No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has been solicited, either directly or indirectly, including through a broker or finder, by means of (a) any general solicitation, or (b) any advertisement published in connection with the offer and sale of the Shares.

   3.9.   Offering Risks. Purchaser is aware that the Units are speculative and that it may lose its entire investment and affirms that it can afford to bear the risks of an investment in the Company, including the risk of losing its entire investment.

4.    Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Units at the Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

   4.1.   Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of such Closing, except that any such representations and warranties shall be true and correct in all respects where such representation and warranty is qualified with respect to materiality.

   4.2.   Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

   4.3.   Compliance Certificate. The President of the Company shall deliver to the Escrow Agent at Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

   4.4.   Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of Closing.

   4.5.   Investor Rights Agreement. The Company and each other purchaser of Units (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Investor Rights Agreement.

4.6.   Series B Certificate of Designation. The Company shall have filed the Series B Certificate of Designation with the Secretary of State of Texas on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.7.   Sale of All Units. The Company shall have received duly completed Stock Purchase Agreements and subscription proceeds from the sale of all $300,000 of Units offered pursuant to the Memorandum and the Offering.

5.    Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Units to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

   5.1.   Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects as of such Closing.

   5.2.   Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before Closing.

   5.3.   Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

   5.4.   Investor Rights Agreement.  Each Purchaser of Units shall have executed and delivered the Investor Rights Agreement.

                  5.5.   Sale of All Units. The Company shall have received duly completed Stock Purchase Agreements and subscription proceeds from the sale of all $300,000 of Units offered pursuant to the Memorandum and the Offering.

  6.     Miscellaneous.

6.1.  Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warrants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2.  Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3.  Governing Law. This Agreement shall be governed by and construed in accordance with the Business Corporation Act of the State of Texas as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Texas, without regard to its principles of conflicts of laws.

6.4.  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5.  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6.  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6.

6.7.  No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8.  Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9.  Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.

6.10.  Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11.  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12.  Entire Agreement. This Agreement (including the Exhibits hereto, if any), the Series B Certificate of Designation and the other Transaction Agreements (as defined in this Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. .

6.13 Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in Houston, Texas, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Texas Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Southern District of Texas or any court of the State of Texas having subject matter jurisdiction.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Purchaser Name:	_________________________

Purchaser Address:	_________________________

_________________________

Telephone No.:	_________________________

Facsimile No.:	_________________________

Tax ID No.:	_________________________

Units Subscribed:	_________________________

Purchase Price
(Units x $1,000):	$________________________

PURCHASER:
Date: ___________, 200__
By:_____________________________ Name: Title:

Accepted and agreed, this ___ day
of _____________, 200__, by:

The Jon Ashton Corporation

By:
Name:
Title:

Address:  5150 Franz Rd., Suite 100
Katy, Texas 77493